UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 8, 2004

                                 CIT GROUP INC.
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             (Exact name of registrant as specified in its charter)

    Delaware                        1-1861                       65-1051192
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(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)

                                   1 CIT Drive
                          Livingston, New Jersey 07039
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              (Address of registrant's principal executive office)

        Registrant's telephone number, including area code (973) 740-5000
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                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement.

      CIT conducts vendor financing programs with Dell Inc. ("Dell") in the United States and certain international locations. The Dell financing relationship, currently CIT's largest vendor financing relationship, originated in the United States in April 1997 (with a company acquired by CIT in 1999). The Dell financing relationship subsequently expanded into Canada, Europe, and more recently, Asia and the South Pacific. The U.S. program is structured as a joint venture operating as Dell Financial Services L.P. ("DFS"), whereas the international private label programs (collectively, the "International Program") are financed directly by CIT.

      CIT owns a 30% interest and Dell owns a 70% interest in DFS, which provides sales financing programs (other than credit card accounts and short term trade terms) to Dell's consumer and business customers in the United States. The U.S. DFS joint venture was to run until October 2005, at which time Dell had an option to purchase CIT's 30% interest in DFS. On September 8, 2004, CIT and Dell executed the 2004 Extension and Funding Agreement and the Amended and Restated DFS Limited Partnership Agreement (collectively the "Extension Agreements") to extend and modify the terms of the DFS joint venture and related U.S.-based vendor finance program. As a result of the Extension Agreements, the term of the U.S. Dell vendor finance program was extended to January 29, 2010.

      Under the Extension Agreements, CIT has the right to purchase a minimum percentage of DFS's finance receivables, beginning at 75% during the DFS fiscal year ending February 3, 2006, and declining annually each fiscal year thereafter during the balance of the term to 65%, 50%, 35% and 25%, respectively. Dell has the option to purchase the balance of the DFS receivables on the same terms and conditions as CIT. Previously, Dell had the right to purchase a minimum percentage of DFS's finance receivables, although historically Dell did not exercise its right and CIT purchased substantially all of such receivables.

      Under the Extension Agreements, Dell has the right to purchase CIT's interest in DFS (i) on February 1, 2008 at Dell's election and (ii) at any time until January 29, 2010, upon the occurrence of certain termination events. The buyout price for CIT's 30% interest (the "Buyout Price") would be calculated based on a formula tied to the profitability of DFS; provided that the minimum Buyout Price would be $100 million and the maximum Buyout Price would be $345 million. If Dell exercises its right to purchase CIT's interest in DFS, other than in the event of a change in control of CIT, as described below, CIT's right to purchase DFS's receivables for subsequent years through January 29, 2010, will be unaffected. If on January 29, 2010, Dell has not exercised its purchase option and the parties have not agreed to an extension or dissolution of DFS, then Dell would be obligated to purchase CIT's 30% interest by payment of the Buyout Price as described above.

      Similar to the prior agreement, the Extension Agreements contain customary early termination provisions including upon CIT's failure to maintain a long-term unsecured credit rating of at least investment grade or in the event of a change in control of CIT in which the controlling party provides a significant volume of financing services in the United States to a competitor of Dell or has a credit rating of "A-" or lower from S&P or A3 or lower from Moody's.

      Per the Extension Agreement, CIT and Dell have agreed to engage in negotiations to: (1) extend the terms of the Canadian and European vendor financing programs to be coterminous with DFS and (2) establish formal exclusive vendor finance programs in New Zealand, Australia, and parts of Asia.

      DFS is not consolidated in CIT's financial statements and is accounted for under the equity method. This accounting treatment continues under the terms of the Extension Agreements. In addition to earnings related to the receivables CIT purchases, CIT receives 30% of the profits earned by DFS and CIT's responsibility for DFS's losses, if any, is limited to 30% (down from 100%).


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

      At June 30, 2004, CIT's financing and leasing assets related to the U.S. DFS vendor financing program (included in the CIT consolidated balance sheet) were $2.0 billion and securitized receivables included in managed assets were $2.2 billion. Although securitized receivables are not included in CIT's consolidated balance sheet, they are included in managed assets because CIT retains certain risks related to assets that are funded through securitizations. Additionally, at June 30, 2004, there were $1.3 billion of financing and leasing assets (included in the CIT consolidated balance sheet) from the Dell International Program. Returns (i.e., net income as a percentage of average managed assets) for the six months ended June 30, 2004, on each of the DFS U.S. relationship and the International Program, were slightly in excess of CIT's consolidated return. Any significant reduction in origination volume from the Dell financing relationship could have a material impact on CIT's asset and net income levels.

      Notwithstanding potential decreases in the percentage of DFS's receivables that CIT is contractually permitted to purchase under the Extension Agreements, CIT anticipates that our asset levels related to the Dell financing programs should not decline through December 31, 2007, based on (a) Dell's historical global sales growth trends, (b) the ability to increase financing penetration rates, and (c) efforts to expand the International Program.

Forward-Looking Statements:

      This Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate", "believe", "expect", "estimate", "plan" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


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

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit

10.1: 2004 Extension and Funding Agreement, dated September 8, 2004, by and among Dell Financial Services L.P., Dell Credit Company L.L.C., DFS-SPV L.P., DFS-GP, Inc., Dell Inc., Dell Gen. P. Corp., Dell DFS Corporation, CIT Group Inc., CIT Financial USA, Inc., CIT DCC Inc., CIT DFS Inc., CIT Communications Finance Corporation, and CIT Credit Group USA Inc.

10.2*: Amended and Restated Agreement of Limited Partnership of Dell Financial Services L.P., dated September 8, 2004, by and among Dell Credit Company, L.L.C., as general partner, and Dell DFS Corporation and CIT DFS Inc., as limited partners.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CIT GROUP INC.
                                                  (Registrant)

                                                  By: /s/ William J. Taylor
                                                      --------------------------
                                                      William J. Taylor
                                                      Executive Vice President &
                                                      Controller

Dated: September 9, 2004

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*     Portions of this exhibit have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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